UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

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GPO PLUS, INC.
(Exact name of registrant as specified in its charter)

State of incorporation	Nevada
Commission File Number	000-56286
IRS Employer Identification No.	85-1088309
Address of principal executive offices	3571 E. Sunset Road, Ste. 300, Las Vegas, NV 89120
Registrant’s telephone number	(702) 840-1021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On September 1, 2026, GPO Plus, Inc. (the “Company”) issued Four Million (4,000,000) shares of its Series A-1 Preferred Stock (the “Series A-1 Preferred”) to Brett H. Pojunis, the Company’s Chief Executive Officer and sole director, as consideration for services rendered and to be rendered and credit support provided to the Company - including Mr. Pojunis’s personal guarantees of the Company’s facility leases, vehicle financings, telecommunications accounts and merchant accounts, his extensions of personal credit (credit cards and personal loans) to fund Company obligations, and his regularly deferred compensation - with the shares valued by the board of directors at $160,000 in the aggregate ($0.0400 per common-equivalent share, the closing price of the common stock on August 19, 2026).

Each share of Series A-1 Preferred entitles the holder to one hundred (100) votes and is convertible, at the holder’s option at any time, into one (1) share of the Company’s common stock on a one-for-one basis (up to 4,000,000 shares of common stock in the aggregate); conversion is not contingent on any listing or other corporate event. The shares were issued in a transaction not involving any public offering in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). No underwriters were involved, no sales commissions were paid, and the securities were issued to a single recipient who is an executive officer and director of the Company and who had access to all material information regarding the Company. The book-entry position bears a restrictive legend.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The issuance of the Series A-1 Preferred described in Item 3.02 above, which is incorporated herein by reference, was approved by the board of directors as compensation to Brett H. Pojunis, the Company’s Chief Executive Officer, for services rendered and to be rendered and for credit support provided to the Company, including his personal guarantees of Company obligations, his extensions of personal credit to fund Company obligations, and his regularly deferred compensation. The shares were valued by the board at $160,000 in the aggregate ($0.0400 per common-equivalent share, the closing price of the Company’s common stock on August 19, 2026).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2026, a Certificate of Designation of Series A-1 Preferred Stock (the “Certificate of Designation”) was filed with, and accepted by, the Secretary of State of the State of Nevada (Filing No. 20265999109), with an effective date and time of August 19, 2026 at 5:00 p.m. The Certificate of Designation was adopted by the board of directors pursuant to the authority granted under Article IV of the Company’s Articles of Incorporation and Section 78.1955 of the Nevada Revised Statutes, and designates Four Million (4,000,000) shares of the Company’s authorized blank check preferred stock as Series A-1 Preferred Stock.

The Series A-1 Preferred: (i) carries one hundred (100) votes per share, voting together with the common stock as a single class except where class voting is required by law; (ii) has no dividend rights except as declared by the board; (iii) participates in liquidation on a per-share basis pari passu with the Series A Preferred Stock, the Founders Convertible Preferred, the Founders Class A Common Shares and the

common stock, subject to the preferences of any future series; (iv) has no preemptive rights; and (v) is convertible at the holder’s option, at any time, into one (1) share of common stock per share on a one-for-one basis (not contingent on any listing or other corporate event). The foregoing description is qualified in its entirety by reference to the Certificate of Designation, filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series A-1 Preferred Stock, filed with the Nevada Secretary of State on August 26, 2026 (effective August 19, 2026), Filing No. 20265999109.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GPO PLUS, INC.

Date: September 10, 2026	By:	/s/ Brett H. Pojunis
	Name:	Brett H. Pojunis
	Title:	Chief Executive Officer

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